 As filed with the Securities and Exchange Commission on February 22, 2000
                                                      Registration No. 333-94729
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ---------------

                              Amendment No. 2
                                       to
                                    Form S-3
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                                ---------------
                              Hooper Holmes, Inc.
             (Exact name of registrant as specified in its charter)

                New York                               22-1659359
    (State or other jurisdiction of       (I.R.S. Employer Identification No.)
     incorporation or organization)

                               170 Mt. Airy Road
                        Basking Ridge, New Jersey 07920
                                 (908) 766-5000
   (Address, including zip code, and telephone number of Principal Executive
                                    Offices)

                                ---------------

                          Robert William Jewett, Esq.
                               170 Mt. Airy Road
                            Basking Ridge, NJ 07920
                                 (908) 766-5000
           (Name, address and telephone number of Agent for Service)

                                With a Copy to:
         Terence P. Quinn, Esq.                   Nick H. Varsam, Esq.
         Steptoe & Johnson LLP                       Bryan Cave LLP
       1330 Connecticut Avenue NW         One Metropolitan Square, Suite 3600
          Washington, DC 20036                  St. Louis, MO 63102-2750
             (202) 429-8167                          (314) 259-2000

   Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

   If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

   If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with the dividend or interest reinvestment plans, check the following box. [_]

   If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statements for the same offering. [_]

   If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement of the same offering. [_]

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                                ---------------

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

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

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

      Registration fee............................................... $  21,006
      NASD filing fee................................................     8,457
      Legal fees.....................................................   350,000*
      Accounting fees................................................   100,000*
      Printing.......................................................   110,000*
      Miscellaneous..................................................    62,537*
                                                                      ---------
        Total........................................................ $ 650,000*
                                                                      =========

--------

* Estimated

Item 15. Indemnification of Directors and Officers

   Sections 722 and 723 of the General Business Corporation Law of the State of New York grant corporations the power to indemnify their directors and officers in accordance with the provisions therein set forth.

   Article X of the by-laws of the registrant provides as follows:

                                Indemnification

   The Corporation shall (a) indemnify any person made a party to an action by or in the right of the Corporation to procure a judgment in its favor, by reason of the fact that he, his testator or intestate, is or was a director or officer of the Corporation, against the reasonable expenses, including attorneys' fees, actually and necessarily incurred by him in connection with the defense of such action, and/or with any appeal therein, and (b) indemnify any person made, or threatened to be made, a party to any action or proceeding, other than one by or in the right of the Corporation to procure a judgment in its favor, whether civil or criminal, by reason of the fact that he, his testator or intestate is or was a director or officer of the Corporation or served any other corporation or any partnership, joint venture, trust, employee benefit plan, or other enterprise in any capacity at the request of the Corporation, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, in each case to the fullest extent permissible under Sections 721 through 726 of the New York Business Corporation Law or the indemnification provisions of any successor statute.

   The Company has entered into indemnity agreements with certain of its executive officers and directors. Each such Indemnity Agreement provides for indemnification except as otherwise provided by New York law, against (i) in the case of third party Proceedings (as defined in the Agreements), all Expenses (as defined in such Agreements, and including attorneys fees), judgments, fines and penalties actually and reasonably incurred in connection with the defense or settlement of a Proceeding, and (ii) in the case of a Proceeding by or in the right of the Company, amounts paid in settlement and all Expenses actually and reasonably incurred in connection with the defense or settlement of a Proceeding, in either case on account of service as an officer or director of the Company, or, at the request of the Company, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (as defined in the Agreements). The Company's obligations under each Agreement continue in force even though the officer and/or director may have ceased to be an officer or director and inure to the benefit of the heirs and personal representatives of the officer and/or director. However, the Agreements provide that such officer and/or director is not entitled to indemnity unless (i) with respect to third party Proceedings, the officer and/or director acted in good faith, for a purpose which he reasonably believed to be in, or in the case of service for any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the Company and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful, and (ii) with respect to Proceedings by or in the right of the Company, the officer and/or director acted in good faith, for a purpose which he reasonably believed to be in, or in the case of service for any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interest of the Company, except that in no case shall indemnification be made in this case in respect of (1) a threatened action or a pending action which is settled or otherwise disposed of, or (2) any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company, unless and only to the extent that the court in which the action was brought (or, if no action was brought, any court of competent jurisdiction) determines upon application that, in view of all the circumstances of the case, the officer and/or director is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper. In any case, to the extent an officer and/or director is successful on the merits or otherwise in the defense of any Proceeding or in the defense of any claim, issue or matter therein (including the dismissal of an action without prejudice) such officer and/or director shall be indemnified against all Expenses incurred in connection therewith.

Item 16. Exhibits

   1.1 Revised Form of Underwriting Agreement
   2.1 Asset Purchase Agreement (incorporated by reference to Exhibit 99.2 of the Company's Current Report on Form 8-K filed on September 17, 1999)
   2.2 Amendment to Asset Purchase Agreement (incorporated by reference to
       Exhibit 2.2 of the Company's Current Report on Form 8-K filed on
       November 12, 1999)
   4.1 Amended and Restated Revolving Credit and Term Loan Agreement
       (incorporated by reference to Exhibit 10.1 of the Company's Form 10-Q for the quarter ended September 30, 1999)
   4.2 Form of Common Stock Certificate
   5.1 Opinion of Steptoe & Johnson LLP
  23.1 Consent of Steptoe & Johnson LLP (included in Exhibit 5.1).
 *23.2 Consent of KPMG LLP
 *23.3 Consent of Ernst & Young LLP
 *24.1 Powers of Attorney (contained on the signature page)

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*Previously filed

Item 17. Undertakings

   The undersigned registrant hereby undertakes that:

     1. For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
  (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective;

     2. For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     3. For purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

 Indemnification

   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 2 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Basking Ridge, state of New Jersey, on February 22, 2000.

                                             Hooper Holmes, Inc.

                                                   /s/ James M. McNamee
                                             By: ______________________________
                                                      James M. McNamee
                                                   Chairman of the Board,
                                               President and Chief Executive
                                                         Officer

   Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                 Signature                            Title                  Date
                 ---------                            -----                  ----
           /s/ James M. McNamee             Chairman of the Board,       February 22, 2000
___________________________________________  President and Chief
             James M. McNamee                Executive Officer

               /s/ Fred Lash                Senior Vice President,       February 22, 2000
___________________________________________  Chief Accounting and
                 Fred Lash                   Financial Officer

            /s/ G. Earle Wight*             Senior Vice President and    February 22, 2000
___________________________________________  Director
              G. Earle Wight

         /s/ Benjamin A. Currier*           Director                     February 22, 2000
___________________________________________
            Benjamin A. Currier

            /s/ John E. Nolan*              Director                     February 22, 2000
___________________________________________
               John E. Nolan

                                            Director
___________________________________________
            Kenneth R. Rossano

          /s/ Quentin J. Kennedy*           Director                     February 22, 2000
___________________________________________
            Quentin J. Kennedy

                                            Director
___________________________________________
            Elaine L. Rigolosi

         /s/ James M. McNamee
   *By: _____________________________
        James M. McNamee
        Attorney-in-fact

                                 EXHIBIT INDEX

 Exhibit
 Number                       Description of Exhibit
 -------                      ----------------------
   1.1   Revised Form of Underwriting Agreement
   2.1   Asset Purchase Agreement (incorporated by reference to Exhibit
         99.2 of the Company's Current Report on Form 8-K filed on
         September 17, 1999)
   2.2   Amendment to Asset Purchase Agreement (incorporated by reference to Exhibit 2.2 of the Company's Current Report on Form 8-K filed on November 12, 1999)
   4.1   Amended and Restated Revolving Credit and Term Loan Agreement
         (incorporated by reference to Exhibit 10.1 of the Company's Form
         10-Q for the quarter ended September 30, 1999)
   4.2   Form of Common Stock Certificate
   5.1   Opinion of Steptoe & Johnson LLP
  23.1   Consent of Steptoe & Johnson LLP (included in Exhibit 5.1)
 *23.2   Consent of KPMG LLP
 *23.3   Consent of Ernst & Young LLP
 *24.1   Powers of Attorney (included on signature page)

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*Previously filed.